Exhibit 23.3


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-1240), Form S-8 (No. 33-32519), Form S-8 (No. 333-50962) and Form S-3 (No. 333-56651) of
Financial Federal Corporation of our report dated August 31, 2000, included in this Annual Report on Form 10-K.


EISNER & LUBIN LLP
/s/ EISNER & LUBIN LLP
New York, New York
October 28, 2002

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